                 ENERGY WEST FILES APPLICATIONS FOR APPROVAL OF
                    MODIFICATIONS TO EXISTING CREDIT FACILITY

GREAT FALLS, Mont., March 1, 2004/PRNewswire-First Call/--ENERGY WEST,
INCORPORATED (NASDAQ: EWST - News) announced today that it has filed applications with the Montana Public Service Commission and the Wyoming Public
Service Commission seeking approval of proposed modifications to its current $23 million secured revolving credit facility with LaSalle Bank National
Association.

The proposed modifications would involve replacing the current $23 million credit facility with a $15 million, short-term revolving credit facility, a $6 million, five-year term note, and a $2 million, 180-day bridge loan. The $2 million loan must be repaid within 180 days with the proceeds of a new placement of equity securities by the Company. The $6 million, five-year term loan would bear interest (at the Company's option) at either the LaSalle Bank prime rate plus 150 basis points or the London Interbank Offerred Rate ("LIBOR") plus 350 basis points. The $2 million 180-day bridge loan would bear interest for the first 90 days at LaSalle's prime rate plus 100 basis points, and for the 91st day through maturity at LaSalle's prime rate plus 200 basis points. Interest rates on the $15 million short-term revolving credit facility would be the same as provided under the Company's current facility with LaSalle Bank.

The new credit facilities would be secured on an equal and ratable basis with the Company's existing long-term debt, eliminating the requirement under the present credit facility to restructure the existing long-term debt by March 31,
2004. The new facilities would retain generally the same covenants, including financial covenants, as the current revolving credit facility. In addition, the new credit facilities would permit the Company to declare dividends subject to certain restrictions. Any decision with respect to the timing and amount of future dividends will be made by the Board of Directors of the Company.

The completion of the modifications to the existing credit facility is subject to satisfaction of a number of conditions, including agreement by the Company and LaSalle Bank on the definitive terms of a new credit agreement, satisfaction of closing conditions, and regulatory approval from the Montana and Wyoming public service commissions.

The Company's target for completion of the modifications to the current credit facility is March 31, 2004.

Energy West's Interim President and CEO John C. Allen stated, "The proposed modifications to our credit facility with LaSalle will represent a further enhancement of our financial strength and an important step in our effort to reinstate a cash dividend. The modifications would allow us to fund our seasonal cash flow requirements, and establish a more logical long-term capital structure. We continue to be very pleased with our relationship with LaSalle."

----------------------------------------------------------------------------
Safe Harbor Forward Looking Statement: Energy West is including the following cautionary statement in the release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of
1995 for any forward-looking statements made

by, or on behalf of Energy West. Forward-looking statements are all statements other than statements of historical fact, including without limitation those that are identified by the use of the words "anticipates," "estimates,"
"expects," "intends," "plans," "predicts," and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risk, risks associated with capital requirements, and various other matters, many of which are beyond Energy West's control. Energy West expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Energy West's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.